CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of May 22, 2017 is entered into by and between Magellan Gold Corporation, herein referred to as the "Company"), having it’s principal place of business at 2010A Harbison Drive, Suite 312, Vacaville, CA 95687 and Bright Star International, Inc., (herein referred to as the “Consultant”) having its principal place of business at 109 East 17th Street, Suite 25, Cheyenne, WY 82001.

RECITALS

WHEREAS, Company is a publicly held corporation.

WHEREAS, Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company and the Consultant hereby agrees to provide services to the Company commencing upon May 22, 2017 ending May 21, 2018.

2.

Duties of Consultant.  The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1:

a.

Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, creating the foundation for subsequent financial public relations efforts;

b.

Introduce the Company to the global financial community;

c.

With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company’s plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

d.

Assist and consult with the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

e.

Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company; preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

f.

Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

g.

Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

h.

At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications

i.

Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

2.1

Duties of the Company

a.

Provide full disclosure as to status of Company and its history

b.

Provide information to the Consultant as requested during due diligence period on a timely basis.

3.

Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner to provide those services herein described.

4.

Financing “Finder's Fee”. It is understood that in the event the Consultant introduces the Company, or its nominees, to a leader or equity purchaser, or acquisition partner, not already having a preexisting relationship with the Company, with whom the Company, or its nominees, ultimately causes the completion of such financing, or any other completed transaction derived thereof with the Company’s approval; the Company agrees to compensate Consultant for such services for any transaction or financing completed during the term of this Agreement and for a period of one year from any termination of this Agreement; with a ‘finder's fee” in the amount of $100K.  The Finder's Fee shall be payable in cash within five (5) business days of the Company receiving funds.

4.1

It is specifically understood that Consultant is not and does not hold itself out to be a Broker/Dealer, but is rather merely "Finder" in reference to the Company procuring financing sources and acquisition candidates.

5.

Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets.  In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and on-assessable. Notwithstanding the non-assignability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

6.

Indemnification.

(a)

The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information except information not provided or authorized by the Company.

(b)

The Consultant warrants and represents that all oral communications, written documents or materials furnished to the Company by Consultant with respect to financial affairs, operations, profitability and strategic planning of the Company or any potential financing or transaction are accurate and the Company may rely upon the accuracy thereof without independent investigation. The Consultant will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from the Company's communication or dissemination or reliance upon any said information, documents or materials excluding any such claims or litigation resulting from the Company's communication or dissemination of or reliance upon such information except information not provided or authorized by the Consultant.

7.

Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor.

8.

Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.  All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

9.

Attorney’s Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to is Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

10.

Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

11.

Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

Magellan Gold Corporation

2010A Harbison Drive #312

Vacaville, CA 95687

To the Consultant:

Bright Star International, Inc.

109 East 17th Street, Suite 25

Cheyenne, WY 82001

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

12.

Miscellaneous: This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understandings and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties, the laws of the State of California shall govern this agreement.

13.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in S Diego County California, in accordance with the applicable rules of the American Arbitration Association, an judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

14.

Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

15.

Confidentiality.  For a period of two (2) years from the date of this Agreement both parties, or their representatives will not, directly or indirectly through any other person, circumvent any commitment, relationship, or other contract al arrangement that involves or relates to the subject matter pertinent to this Agreement.  Both parties further agree to the confidential nature of the financing and corporate finance transactions and specific information regarding any financing or related activities will not be shared with third parties unless expressly agreed to in writing by both parties.

AGREED TO:

“Company”

MAGELLAN GOLD CORPORATION

Date:

By:

/s/ W. Pierce Carson

W. Pierce Carson, CEO

“Consultant”

BRIGHT STAR INTERNATIONAL, INC.

Date:

By:

/s/ Ivan Ditmars

Ivan Ditmars, President